Exhibit 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
NOBLE CORPORATION BOARD APPROVES PROPOSED CHANGE
IN PLACE OF INCORPORATION
     SUGAR LAND, Texas, December 19, 2008 — Noble Corporation (NYSE: NE) announced today its Board of Directors has approved changing the place of incorporation of the publicly traded parent of the Noble group of companies from the Cayman Islands to Switzerland. The Company’s shareholders will be asked to vote to approve the proposed change at a shareholders’ meeting, which Noble expects will be called in the near future.
     If approved by shareholders, Noble expects the change of the place of incorporation to be effective as soon as practicable following review and approval by the Grand Court of the Cayman Islands, which could occur in early 2009. The reincorporation would be achieved by merging Noble Corporation, the current Cayman Islands parent company, with a newly formed Cayman Islands subsidiary of the new Swiss parent company.
     Noble Corporation’s Chairman, President and Chief Executive Officer, David W. Williams said, “After careful consideration, our Board of Directors has concluded that a change of place of incorporation to Switzerland is in the best interests of Noble’s shareholders and customers. Switzerland’s stable commercial and financial environment and its well-established tax regime will help us to maintain our competitive position in the global marketplace.”
     Upon completion of the transaction, the Noble parent company will continue to be subject to U.S. Securities and Exchange Commission (SEC) reporting requirements, and its shares will be listed exclusively on the New York Stock Exchange under the symbol “NE”, the Company’s current trading symbol.
     “At this point, we are continuing to evaluate whether relocating our corporate headquarters to Switzerland would be in Noble’s best interest and the best interests of our shareholders,” added Williams. “If we conclude that relocation is appropriate, we could begin to move personnel at any time, either before or after we conclude the transaction.”
     Full details of the transactions, and the associated benefits and risks, will be provided in the Company’s proxy statement with respect to the shareholders’ meeting.

About Noble
     Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 63 offshore drilling units (including five rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil, and West Africa. Noble’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
FORWARD-LOOKING STATEMENTS
This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including those regarding the change in place of incorporation, the timing thereof, timing of the shareholders’ meeting, transaction structure, expected benefits of the change, relocating corporate headquarters and listing on the New York Stock Exchange, are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC).
ADDITIONAL INFORMATION TO BE FILED WITH THE SEC
In connection with the proposed change in place of incorporation, Noble intends to file materials related thereto with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF NOBLE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION AND NOBLE. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov or at Noble’s website at www.noblecorp.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone 281-276-6100.
Noble and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the change in place of incorporation. Information about these persons is set forth in Noble’s proxy statement relating to its 2008 Annual Meeting of Shareholders, as filed with the SEC on March 24, 2008. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different than those of Noble’s shareholders generally, by reading the proxy statement and other relevant documents regarding the change in place of incorporation, which will be filed with the SEC.

NC-467

12/19/2008

For additional information, contact:

For Investors: Lee M. Ahlstrom, Vice President — Investor Relations and Planning, Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729